Exhibit 4.1

AMENDMENT

This AMENDMENT ("Amendment") is dated as of September 28, 2012, and is entered into by and among Global Axcess Corp. a Nevada corporation ("Global Axcess"), Nationwide Money Services, Inc., a Nevada corporation ("NMS"), Nationwide Ntertainment Services, Inc., a Nevada corporation ("NNS"), and EFT Integration, Inc., a Florida corporation ("EFT"; together with Global Axcess, NMS and NNS collectively, the "Borrowers" and each individually a "Borrower"), Fifth Third Bank ("Lender") and Fifth Third Equipment Finance Company (f/k/a The Fifth Third Leasing Company) ("Lessor"; together with Lender, the "Fifth Third Parties").

WHEREAS, Borrowers and Lender are parties to (i) that certain Loan and Security Agreement dated June 18, 2010 (as amended, supplemented or otherwise modified from time to time, the "Initial Loan Agreement"), (ii) that certain Global Axcess 2011 Loan and Security Agreement dated September 28, 2011 (as amended, supplemented or otherwise modified from time to time, the "2011-A Loan Agreement"), (iii) that certain Global Axcess 2011-B Loan and Security Agreement dated November 23, 2011 (as amended, supplemented or otherwise modified from time to time, the "2011-B Loan Agreement"), and (iv) that certain Global Axcess 2011-C Loan and Security Agreement dated on or about December 29, 2011, by and among Borrowers and Lender (as amended, supplemented or otherwise modified from time to time, the "2011-C Loan Agreement"; together with the Initial Loan Agreement, the 2011-A Loan Agreement, and the 2011-B Loan Agreement, collectively, the "Loan Agreements");

WHEREAS, Global Axcess, NMS and NNS (collectively, the "Lessees" and each individually a "Lessee") and Lessor are parties to (i) that certain Master Equipment Lease Agreement dated June 18, 2010 (as amended, supplemented or otherwise modified from time to time, the "Master Lease Agreement"), (ii) Equipment Schedule No. 001 dated March 21, 2011, (iii) Equipment Schedule No. 002 dated November 21, 2011, (iv) Equipment Schedule No. 003 dated February 10, 2012, (v) Equipment Schedule No. 004 dated February 10, 2012, (vi) Equipment Schedule No. 005 dated February 10, 2012, (vii) Equipment Schedule No. 006 dated February 10, 2012, (viii) that certain Interim Funding Schedule No. 001, and (ix) that certain Interim Funding Schedule No. 002 dated January 19, 2012 (the Master Lease Agreement, together with the other lease agreements and schedules referenced in clauses (ii)-(ix) above and any other lease agreements and/or schedules executed in connection therewith, in each case as amended, supplemented or otherwise modified from time to time, are collectively referred to herein as the "Lease Agreements");

WHEREAS, EFT (in such capacity, "Guarantor"; Guarantor, Borrowers and Lessees shall be collectively referred to herein as the "Loan Parties") executed that certain Continuing Guaranty dated as of June 18, 2010 (the "Guaranty") in favor of the Fifth Third Parties and other constituting the "Beneficiary" (as defined in the Guaranty), pursuant to which Guarantor guaranteed all "Obligations" (as defined in the Guaranty) in favor of the Fifth Third Parties and such others that constitute the Beneficiary;

WHEREAS, Borrowers have requested that Lender agree to amend certain provisions of the Loan Agreements, and Lender has agreed to do so, subject to the terms and conditions set forth herein; and

WHEREAS, Borrowers have requested that Lessor agree to amend certain provisions of the Lease Agreements, and Lessor has agreed to do so, subject to a separate agreement between Lessor and the Lessees and the concurrent execution of this Amendment.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreements and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

2.            Acknowledgements.

(a)          Acknowledgment of Obligations. Loan Parties hereby acknowledge, confirm and agree that, as of the close of business on September 10, 2012, (i)  Borrowers are indebted to Lender in respect of the Loans under the Initial Loan Agreement in the aggregate principal amount of $3,259,782.65, (ii) Borrowers are indebted to Lender in respect of the Loans under the 2011-A Loan Agreement in the aggregate principal amount of $517,042.79, (iii) Borrowers are indebted to Lender in respect of the Loans under the 2011-B Loan Agreement in the aggregate principal amount of $916,416.11, (iv) Borrowers are indebted to Lender in respect of the Loans under the 2011-C Loan Agreement in the aggregate principal amount of $85,869.06, (v) Lessees are indebted to Lessor in respect of the Rent (as defined in the Master Lease Agreement) under the Lease Agreements in the aggregate principal amount of $7,486,695, and (vi) as of September 10, 2012, the mark-to-market with respect to the Rate Management Obligations was an aggregate amount of not less than $642,988.00. Loan Parties hereby acknowledge, confirm and agree that all such obligations, together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by Loan Parties to Lender or Lessor, as applicable, under the Loan Documents or Lease Agreements, as applicable (collectively, "Aggregate Obligations") are unconditionally owing by Loan Parties to Lender or Lessor, as applicable, without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b)          Acknowledgment of Security Interests. Loan Parties hereby acknowledge, confirm and agree that the Fifth Third Parties have and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Collateral heretofore granted to Lender and/or Lessor pursuant to the Loan Agreements, the Lease Agreements and the other Loan Documents or otherwise granted to or held by Lender and Lessor.

(c)          Acknowledgement and Reaffirmation of Guaranty. Guarantor hereby acknowledges, confirms and agrees that: (i) nothing contained in the Amendment shall modify in any respect whatsoever any Lease Agreements or other Loan Document to which Guarantor is a party, except as expressly set forth herein and (ii) it is and shall remain liable under the Guaranty for the full payment and performance of the Obligations (as defined in the Loan Agreements), the Rent (as defined in the Master Lease Agreement) and all other Aggregate Obligations owed to any of the Fifth Third Parties from time to time, which Guaranty obligations are unconditional and not subject to any defense, setoff, counterclaim or other adverse claim.

(d)          Binding Effect of Documents. Each Loan Party hereby acknowledges, confirms and agrees that: (i) each of the Loan Agreements, Lease Agreements and the other Loan Documents to which it is a party has been duly executed and delivered to Lender or Lessor, as applicable, by such Loan Party, as applicable, and each is and shall remain in full force and effect as of the date hereof except as modified pursuant hereto, (ii) the agreements and obligations of Loan Parties contained in such documents and in this Amendment constitute the legal, valid and binding Aggregate Obligations of Loan Parties, enforceable against them in accordance with their respective terms, and Loan Parties have no valid defense to the enforcement of such Aggregate Obligations, and (iii) the Fifth Third Parties are and shall be entitled to the rights, remedies and benefits provided for under the Loan Agreements, the Lease Agreements, the other Loan Documents and applicable law.

(e)          Acknowledgment Regarding No Future Loans. Loan Parties acknowledge and agree that the Fifth Third Parties shall have no obligation under any Loan Agreement, Lease Agreement or other Loan Document to advance or fund any Loans or any other amounts at any time, and that any commitments that may remain outstanding under any Loan Agreement, Lease Agreement or other Loan Document as of the date hereof are hereby terminated.

3.           Amendments to Loan Agreements. The Loan Agreements are hereby amended as follows:

(a)         Principal Payments.

(i)          With respect to each of the Loans under each of the Loan Agreements (other than with respect to Draw Loan No. 26):

(1) the terms of each such Loan are hereby amended such that the principal payments otherwise due on September 1, 2012 and October 1, 2012, shall be due and payable upon the earlier of (y) maturity or acceleration of such Loans (in accordance with Loan Documents or applicable law), or (z) such other date that all other amounts of Obligations are to be paid in full, and

(2) if, and only if, Borrowers have received not less than $1,500,000 in the form of an equity contribution on or before October 31, 2012, in accordance with Section 5(b) below, the terms of each such Loan shall be deemed amended such that the principal payments otherwise due on November 1, 2012 and December 1, 2012, shall be due and payable upon the earlier of (y) maturity or acceleration of such Loans (in accordance with Loan Documents or applicable law) or (z) such other date that all other amounts of Obligations are to be paid in full.

(ii)         With respect to Draw Loan No. 26:

(1) the terms of such Loan are hereby amended such that the principal payments due on September 18, 2012 and October 18, 2012, shall be due and payable upon the earlier of (i) maturity or acceleration of such Loan (in accordance with Loan Documents or applicable law), or (ii) such other date that all other amounts of Obligations are to be paid in full,

(2) if, and only if, Borrowers have received not less than $1,500,000 in the form of an equity contribution on or before October 31, 2012, in accordance with Section 5(b) below, the terms of such Loan shall be deemed amended such that the principal payment otherwise due on November 18, 2012 and December 18, 2012, shall be due and payable upon the earlier of (y) maturity or acceleration of such Loan (in accordance with Loan Documents or applicable law) or (z) such other date that all other amounts of Obligations are to be paid in full.

(b)          Interest Rates.

(i)          Cash Interest. Notwithstanding anything to the contrary in the Loan Agreements, commencing on the date hereof, Borrowers agree to pay to Lender cash interest on the daily outstanding principal balance of each of the Loans at the per annum rate set forth in the chart below for each applicable Loan, and otherwise in accordance with the terms set forth in the Loan Agreements:

Loan	Rate
Draw Loan Nos. 26, 75, 91, 109, 133, 174, 190, 208, and 232.	Greater of (i) LIBOR + 4.0% and (ii) 5.50%.
Draw Loan No. 257	LIBOR + 9%
Draw Loan No. 273	LIBOR + 6%
Draw Loan No. 299	LIBOR + 6%
Draw Loan No. 307	LIBOR + 6%

(ii)         PIK Interest. In addition, the outstanding principal balance of the Loans (including interest accrued on all additional principal added to the principal balance of the Loans in accordance with this Section) shall accrue additional interest at a per annum rate equal to three and one-half percent (3.5%) (the "PIK Interest"), which interest shall be paid and discharged on the first day of each calendar month without the taking of any further action by adding such PIK Interest to the principal balance of the Loans. The aggregate amount of PIK Interest added to the principal balance of each Loan in accordance with this Section shall be due and payable in cash on the earlier of (y) the maturity or acceleration of such Loan (in accordance with Loan Documents or applicable law) or (z) such other date that all other amounts of Obligations are to be paid in full.

(c)          Default Interest. Each of the Loan Agreements is hereby amended to add the following Section 2.6 to each Loan Agreement in the appropriate numerical order:

2.6          Default Interest. Upon the occurrence of an Event of Default, the Loans shall automatically bear interest at the Default Rate without any notice from Lender to Borrowers and without any further action by Lender. Any interest accrued at the Default Rate shall be due and payable upon demand by Lender.

4.            Amendments to Lease Agreements.

(a)          The Master Equipment Lease Agreement and Equipment Schedule No. 001 is hereby amended as set forth on Exhibit A1 attached hereto. If, and only if, Borrowers have received not less than $1,500,000 in the form of an equity contribution on or before October 31, 2012, in accordance with Section 5(b) below, the Master Lease Agreement and Equipment Schedule No. 001 shall be deemed amended as set forth on Exhibit A2 attached hereto. In addition to the amounts set forth on the payment schedules attached hereto as Exhibits A1 and A2, the Lessees are and shall remain responsible for the payment of any and all applicable sales, property, use or other applicable taxes in connection with their obligations under the Lease Agreements, as and when such amounts become due and payable, and any failure to pay such amounts shall constitute an Event of Default under this Agreement, the Loan Agreements, the Lease Agreements and any other Loan Documents.

(b)          The Master Equipment Lease Agreement and Equipment Schedule No. 002 is hereby amended as set forth on Exhibit B1 attached hereto. If, and only if, Borrowers have received not less than $1,500,000 in the form of an equity contribution on or before October 31, 2012, in accordance with Section 5(b) below, the Master Lease Agreement and Equipment Schedule No. 002 shall be deemed amended as set forth on Exhibit B2 attached hereto. In addition to the amounts set forth on the payment schedules attached hereto as Exhibits B1 and B2, the Lessees are and shall remain responsible for the payment of any and all applicable sales, property, use or other applicable taxes in connection with their obligations under the Lease Agreements, as and when such amounts become due and payable, and any failure to pay such amounts shall constitute an Event of Default under this Agreement, the Loan Agreements, the Lease Agreements and any other Loan Documents.

5.            Covenants; Other Agreements.

(a)          Amendment Fee. In consideration of Lender's agreements described herein, Borrowers agree to pay Lender, and shall be jointly and severally liable for, an amendment fee in the aggregate amount of $150,000, which is hereby fully earned as of the date hereof, but shall be due and payable to Lender on December 31, 2012, unless the Aggregate Obligations have been paid in full in cash on or before December 15, 2012. Further, with respect to the $100,000 Waiver and Amendment Fee set forth in Section 5(a) of that certain Waiver and Amendment to Global Axcess Loan and Security Agreements dated August 13, 2012, although Borrowers acknowledge and agree that such fee was fully earned on August 13, 2012, Lender hereby agrees that such fee shall not be payable until the earlier of: (i) the date on which the Aggregate Obligations of Borrowers to Lender are otherwise being repaid in full in cash and (ii) December 31, 2012.

(b)          Equity Contribution. On or before October 31, 2012, Borrowers shall have received cash in an amount not less than $1,500,000 in the form of an equity contribution, pursuant to documentation in form and substance acceptable to Lender, and Borrowers shall have delivered to Lender evidence of Borrowers' receipt of such equity contribution into account number 7450360958 maintained with Lender.

(c)          Consultant. At all times through December 31, 2012, Borrowers shall continue to retain and engage MorrisAnderson & Associates, Ltd. ("Consultant"), on terms and conditions (including, without limitation, the scope of engagement) satisfactory to Lender. Borrowers (i) agree to fully cooperate with Consultant, (ii) authorize Consultant to provide to Lender such information and reports from time to time with respect to Borrowers and their financial condition, business, assets, liabilities and prospects, as Lender may request from time to time, and (iii) authorize Consultant to communicate directly with Lender and any consultant retained by Lender, at such times and for such durations as Lender and any consultant of Lender may reasonably request. All fees and expenses of Consultant shall be solely the responsibility of Borrowers and in no event shall Lender have any liability or responsibility for the payment of any such fees or expenses, and Lender shall have no obligation or liability to Borrowers or any other person by reason of any acts or omissions of Consultant.

(d)          Cash Flow Forecast; Budget Performance.

(i)           The thirteen-week cash flow forecast prepared by the Borrowers and attached hereto as Exhibit C shall constitute the "Budget". On Thursday of each week, Borrowers shall deliver to Lender an updated thirteen-week cash flow forecast, in substantially the form attached hereto as Exhibit C, which cash flow forecast shall be in form and substance acceptable to Lender; provided, however, that for the avoidance of doubt, such updated thirteen-week cash flow forecasts shall not be deemed to amend or supplement the Budget in any way, unless consented to by Lender, in writing. In addition, on Tuesday of each week, Borrowers shall (a) deliver to Lender a certified reconciliation of its actual performance for the week ending on the Friday of the prior week to the forecasted performance set forth in the Budget, which reconciliation shall be in form and substance satisfactory to Lender, and (b) deliver to Lender a narrative setting forth the explanations for any material variances in actual results as compared to forecasted performance).

(ii)          Tested as of Sunday 30, 2012, and each Sunday thereafter (each, a "Budget Test Date"), Borrowers shall (i) generate cash receipts in an amount equal to at least ninety percent (90%) of the aggregate amount set forth in the Budget for the period commencing on Monday, September 10, 2012 and ending on the applicable Budget Test Date, and (ii) make aggregate cash disbursements no greater than ten percent (10%) more than the amount set forth in the Budget for the period commencing on Monday, September 10, 2012 and ending on the applicable Budget Test Date.

(e)          Use of Proceeds in Accordance with Budget. With respect to all proceeds of Collateral collected by Borrowers (including without limitation, the new equity contributed in accordance with Section 5(b) of this Amendment), Borrowers acknowledge and agree that Borrowers shall only use such proceeds to the extent required to pay those expenses enumerated in the Budget, as and when such expenses become due and payable.

(f)          Investment Banker. On or before September 28, 2012, Borrowers shall retain and engage an investment banker (the "Investment Banker") acceptable to Lender, pursuant to an engagement letter, the terms of which (including, without limitation, as to fee structure and scope) shall be in form and substance acceptable to Lender, to seek refinancing for the Aggregate Obligations and prepare for and commence a marketing and sales process on behalf of Borrowers as contemplated by this Amendment. All fees and expenses of the Investment Banker shall be solely the responsibility of Borrowers, and in no event shall Lender have any liability or responsibility for the payment of the Investment Banker's fees or expenses or other liability to Borrowers, the Investment Banker or any other Person on account of or in connection with any services rendered by or any acts or omissions of the Investment Banker.

(g)          Teaser Memorandum; Dataroom. On or before October 22, 2012, Borrowers shall cause Investment Banker to (1) deliver a teaser memorandum to Lender, in form and substance satisfactory to Lender, intended to notify and generate interest among potential purchasers with respect to a sale of all or substantially all of the equity in and/or assets of the Borrowers and (2) establish a substantially complete electronic data room for purposes of a prospective sale of all or substantially all of the equity in and/or assets of the Borrowers.

(h)          Refinancing Covenants.

(i)           On or before October 31, 2012, Borrowers will deliver to Lender copies of term sheets, in form and substance acceptable to Lender, from potential lenders and/or investors regarding the terms on which they propose to refinance the Aggregate Obligations (other than the Rate Management Obligations, if Lender subsequently and separately agrees, in writing, to terms on which any Rate Management Obligations would not be refinanced, which terms shall include, but not be limited to, satisfactory Collateral for such Rate Management Obligations) in full in cash.

(ii)          On or before November 30, 2012, Borrowers will deliver to Lender copies of one or more binding written commitments (subject only to legal documentation), in form and substance acceptable to Lender, from potential lenders and/or investors to refinance the Aggregate Obligations (other than the Rate Management Obligations, if Lender subsequently and separately agrees, in writing, to terms on which any Rate Management Obligations would not be refinanced, which terms shall include, but not be limited to, satisfactory Collateral for such Rate Management Obligations) in full and in cash.

(iii)         On before December 31, 2012, Borrowers will consummate such a refinancing and repay indefeasibly the Aggregate Obligations (other than the Rate Management Obligations, if Lender subsequently and separately agrees, in writing, to terms on which any Rate Management Obligations would not be refinanced, which terms shall include, but not be limited to, satisfactory Collateral for such Rate Management Obligations) in full and in cash.

(i)           Sale Covenants. At any time upon issuance of notice from Lender of Borrowers' failure to timely satisfy any of the refinancing covenants set forth in Section 5(h) above (the "Sale Trigger Date"), Borrowers shall comply with each of the Sale Covenants set forth on Exhibit D attached hereto.

(j)           Restricted Payments. Unless consented to in writing by Lender, Borrowers shall not directly, or indirectly, (i) make any distribution or dividend (including stock dividends), whether in cash or otherwise, to or for the benefit of any of its equity holders, affiliates, subsidiaries, predecessors, directors, officers, agents or other representatives, to the extent set forth in the Budget, (ii) make any advances or loans, whether in cash or otherwise, to any of its equity holders or affiliates, (c) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (d) pay any management fees or similar fees to any of its equity holders or any Affiliate thereof, (e) pay or prepay interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or any other payment in respect of any subordinated debt, or (f) set aside funds for any of the foregoing.

(k)          Insta Video Guaranty/Security Agreement. On or before October 5, 2012, Insta Video, Inc., a Nevada corporation ("Insta Video") shall execute (i) a guaranty agreement in form and substance acceptable to the Fifth Third Parties, pursuant to which Insta Video unconditionally guarantees the full payment and performance of the Obligations (as defined in the Loan Agreements), the Rent (as defined in the Master Lease Agreement) and all other Aggregate Obligations owed to any of the Fifth Third Parties from time to time, which guaranty shall not be subject to any defense, setoff, counterclaim or other adverse claim and (ii) a security agreement in form and substance acceptable to the Fifth Third Parties, pursuant to which Insta Video grants the Fifth Third Parties a lien on and security interest in all right, title and interest, whether now owned or existing or hereafter created, acquired or arising, in and to all personal property of Insta Video to secure the payment and performance of the Obligations (as defined in the Loan Agreements), the Rent (as defined in the Master Lease Agreement) and all other Aggregate Obligations owed to any of the Fifth Third Parties from time to time.

(l)           EFT Security Agreement. On or before October 5, 2012, EFT shall execute a security agreement in form and substance acceptable to the Fifth Third Parties, pursuant to which EFT grants Lessor a lien on and security interest in all right, title and interest, whether now owned or existing or hereafter created, acquired or arising, in and to all personal property of EFT to secure the Rent (as defined in the Master Lease Agreement) and all other obligations under the Lease Agreements.

(m)         Motor Vehicles. On or before October 15, 2012, Borrowers shall, at Borrowers' expense, take all actions requested by Lender to reflect Lender as the first-priority secured party on the titles of all certificated motor vehicles owned by Borrowers.

(n)          Landlord Waivers. On or before October 15, 2012, Borrowers shall deliver executed landlord waivers, in form and substance acceptable to Lender, for each of the Borrowers' leased locations.

(o)          Draw Loan No. 208. With respect to Draw Loan No. 208, which matures on October 30, 2012, Borrowers shall pay Lender, on or before November 2, 2012, cash in an amount equal to (i) $68,690.03 on account of the outstanding principal balance of Draw Loan No. 208 plus (ii) any and all accrued and unpaid interest, including PIK Interest, with respect to Draw Loan No. 208.

(p)          Pending Litigation. Borrowers shall deliver to Lender such information that Lender requests from time to time regarding the litigation pending in the U.S. District Court for the Northern District of Georgia, styled as Harris v. Nationwide Money Services, Inc. et al, Case No. 1:11-cv-00216-SCJ.

(q)          Compliance Certificate Delivery. If, as of November 15, 2012, no Event of Default has occurred and is continuing, Borrowers shall not be required to deliver the compliance certificate otherwise due on such date, for purposes of testing the financial covenants set forth in Section 10 of the Loan Agreements for the period ending September 30, 2012.

6.           Conditions. The effectiveness of the terms and provisions of Sections 3(a), 3(b), 4(a) and 4(b) of this Amendment shall be subject to each of the following:

(a)          Lender shall have received an original of this Amendment, duly authorized, executed and delivered by each Borrower;

(b)          the Fifth Third Parties shall have received duly authorized, executed and delivered Trademark Security Agreements in the form attached hereto as Exhibit E; and

(c)          no material adverse change in the business, financial condition, operations or performance or properties of Borrower or any Guarantor shall have occurred from that reflected in the most recent financial statements delivered to Bank.

7.           Representations and Warranties of Borrowers. As a material inducement to the Fifth Third Parties to enter into this Amendment, each Borrower hereby represents and warrants to the Fifth Third Parties, that both before and after giving effect to the consummation of the transactions contemplated hereby as follows:

(a)          Authorization. The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of each Borrower; and

(b)          No Default. No Default or Event of Default has occurred and is continuing.

8.           Miscellaneous.

(a)          Additional Events of Default. The parties hereto acknowledge, confirm and agree that any misrepresentation by any Borrower or Guarantor, or any failure of any Borrower or Guarantor to comply with the covenants, conditions and agreements contained in this Amendment, the Loan Agreements, the Lease Agreements and the other Loan Documents, the Guaranty or in any other agreement, document or instrument at any time executed and/or delivered by any Borrower with, to or in favor of the Fifth Third Parties shall constitute an immediate Event of Default under the Loan Agreements, the Lease Agreements and the other Loan Documents, and the Guaranty without any cure period. In the event any Person, other than the Fifth Third Parties, shall at any time exercise for any reason (including, without limitation, by reason of any Existing Defaults, any other present or future Event of Default, or otherwise) any of its rights or remedies against any Borrower or any obligor providing credit support for any Borrower's obligations to such other Person, or against any Borrower's or such obligor's properties or assets, such event shall constitute an Event of Default hereunder and an Event of Default under the Loan Agreements, the Lease Agreements and the other Loan Documents, and the Guaranty. Without limiting but in addition to the foregoing, each Borrower and Guarantor acknowledges and agrees that Events of Default shall be deemed to have occurred and continue if, on or before October 1, 2012, Borrowers fail to pay to Lender in immediately available funds: (1) $50,000, on account of accrued and accruing fees, costs and expenses, reimbursable by Borrowers to the Fifth Third Parties (including, without limitation, pursuant to Section 13.18 of each of the Loan Agreements); and (2) $61,087.15 plus any and all accrued interest on account of the outstanding balance with respect to Draw Loan No. 133, which matured on September 8, 2012.

(b)          Costs and Expenses. Borrowers absolutely and unconditionally agree to pay to the Fifth Third Parties, jointly and severally, on demand by the Fifth Third Parties at any time, whether or not all or any of the transactions contemplated by this Amendment are consummated: all reasonable fees and disbursements of any counsel to Lender, any participant of Lender, or any of their respective directors, officers, employees or agents, that are incurred in good faith (regardless of whether the Fifth Third Parties or such other Person is the prevailing party) in connection with the preparation, negotiation, execution, delivery or enforcement of this Amendment, the Loan Agreements, the Lease Agreements and any other Loan Document, and the Guaranty, including, without limitation, with respect to any investigation, litigation, or proceeding related to this Amendment, the Loan Agreements, the Lease Agreements or any other Loan Document or the use of the proceeds of the credit provided under the Loan Agreements, the Lease Agreements or any act, omission, event or circumstance in any manner related thereto. For the avoidance of doubt, Borrowers acknowledge and agree that an Event of Default shall occur if Borrowers fail to pay (within five (5) Business Days of written notice from the Fifth Third Parties) all reasonable costs and expenses (including, without limitation, legal costs and expenses) incurred by the Fifth Third Parties in connection with the negotiation, preparation, execution or enforcement of this Amendment.

(c)          Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to conflict of laws principles to the extent that the application of the laws of another jurisdiction would be required thereby.

(d)          Consent to Jurisdiction and Venue. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE LOAN AGREEMENTS, THE LEASE AGREEMENTS OR THE OTHER LOAN DOCUMENTS, BORROWERS HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS AND OAKLAND COUNTY, MICHIGAN SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS, ON THE ONE HAND, AND ANY FIFTH THIRD PARTY, ON THE OTHER HAND, PERTAINING TO THIS AMENDMENT OR THE LOAN AGREEMENTS, THE LEASE AGREEMENTS OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE LOAN AGREEMENTS, THE LEASE AGREEMENTS OR ANY OF THE LOAN DOCUMENTS; AND FURTHER PROVIDED, THAT NOTHING IN THIS AMENDMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE FIFTH THIRD PARTIES FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE AGGREGATE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE AGGREGATE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE FIFTH THIRD PARTIES. BORROWERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTIONS IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWERS HEREBY WAIVE ANY OBJECTION WHICH THEY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWERS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWERS AT THE ADDRESS SET FORTH IN THE LOAN AGREEMENTS AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ANY LOAN PARTY'S ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER THE SAME HAS BEEN POSTED.

(e)          Counterparts. This Amendment and all other instruments, agreements or documents provided for herein or delivered or to be delivered hereunder or in connection herewith may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement, instrument or document.

(f)          Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Loan Agreements and/or the Lease Agreements, as applicable, and shall not be deemed to be a consent to the modification of or waiver of any other term or condition of the Loan Agreements or the Lease Agreements. Except to the extent herein expressly modified, the Loan Agreements, the Lease Agreements and each of the other Loan Documents shall remain in full force and effect and each such Loan Document is hereby ratified in all respects.

(g)          Reference to Loan Agreements/Lease Agreements. On and after the effectiveness of the amendments to the Loan Agreements and the Lease Agreements accomplished hereby, each reference in the Loan Agreements or the Lease Agreements to "the Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreements or the Lease Agreements, as applicable, in any note and in any Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreements or the Lease Agreements, shall mean and be a reference to the Loan Agreements or the Lease Agreements, as applicable, to the extent modified by this Amendment.

(h)          Successors. This Amendment shall be binding upon Borrowers, the Fifth Third Parties and their respective successors and assigns, and shall inure to the benefit of Borrowers, the Fifth Third Parties and their respective successors and assigns.

(i)           Release.

(i)           In consideration of the agreements of the Fifth Third Parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Borrowers, on behalf of itself and its successors and assigns, and its present and former members, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (each Borrower and all such other Persons being hereinafter referred to collectively as the "Releasing Parties" and individually as a "Releasing Party"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Fifth Third Parties, and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (the Fifth Third Parties and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Amendment, the Loan Agreements, the Lease Agreements any of the other Loan Documents or any of the transactions hereunder or thereunder.

(ii)          Borrowers understand, acknowledge and agree that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(iii)         Borrowers agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(j)           Covenant Not to Sue. Each of the Releasing Parties hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to Section 8(i)(i) above. If any Releasing Party violates the foregoing covenant, each of the Borrowers, for itself and their successors and assigns, and its present and former members, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all reasonable attorneys' fees and costs incurred by any Releasee as a result of such violation.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:

GLOBAL AXCESS CORP.,
a Nevada corporation

By:	/s/ Kevin Reager
Name:	Kevin Reager
Title:	Chief Executive Officer

NATIONWIDE MONEY SERVICES, INC.,
a Nevada corporation

By:	/s/ Kevin Reager
Name:	Kevin Reager
Title:	Chief Executive Officer

nationwide ntertainment services, inc.,
a Nevada corporation

By:	/s/ Kevin Reager
Name:	Kevin Reager
Title:	Chief Executive Officer

eft integration, inc.,
a Florida corporation

By:	/s/ Kevin Reager
Name:	Kevin Reager
Title:	Chief Executive Officer

Signature Page to Amendment

FIFTH THIRD PARTIES:

FIFTH THIRD BANK

By:	/s/ Steven J. Englehart
Name:	Steven Englehart
Title:	Vice President

FIFTH THIRD EQUIPMENT FINANCE COMPANY (F/K/A/ THE FIFTH THIRD LEASING COMPANY)

By:	/s/ Steven J. Englehart
Name:	Steven Englehart
Title:	Vice President

Signature Page to Amendment

EXHIBIT A1

AMENDMENT TO MASTER EQUIPMENT LEASE AGREEMENT

AND EQUIPMENT SCHEDULE – NO. 001

Master Equipment Lease Dated: June 18, 2012, (as amended, supplemented, or restated from time to time, together with the Equipment Schedule identified below, collectively, the “Master Equipment Lease”)

Lessor: FIFTH THIRD EQUIPMENT FINANCE COMPANY formerly known as THE FIFTH THIRD LEASING COMPANY  (“Lessor”)

Lessees: GLOBAL AXCESS CORP., NATIONWIDE MONEY SERVICES, INC., NATIONWIDE NTERTAINMENT SERVICES, INC.  (“Lessee”)

Guarantor(s), if any: EFT INTEGRATION, INC.

Guaranty (ies) Dated:  JUNE 18, 2010

Equipment Schedule Dated: MARCH 21, 2011

Lease Account Number:	045-9006855-026
Rate:	One-month LIBOR (London Interbank Offered Rate) plus 4.0%
Amended Number of Payments:	Amount of Principal Payment:	First Payment Commencing on:	Last Payment Due on:
12	$0.00	1-May-11	1-Apr-12
1	$103,658.58	1-May-12	1-May-12
5	$0.00	1-Jun-12	1-Oct-12
30	$80,684.84	1-Nov-12	1-Apr-15
1	$1,452,327.08	1-May-15	1-May-15

EXHIBIT A2

AMENDMENT TO MASTER EQUIPMENT LEASE AGREEMENT

AND EQUIPMENT SCHEDULE – NO. 001

Master Equipment Lease Dated: June 18, 2012, (as amended, supplemented, or restated from time to time, together with the Equipment Schedule identified below, collectively, the “Master Equipment Lease”)

Lessor: FIFTH THIRD EQUIPMENT FINANCE COMPANY formerly known as THE FIFTH THIRD LEASING COMPANY  (“Lessor”)

Lessees: GLOBAL AXCESS CORP., NATIONWIDE MONEY SERVICES, INC., NATIONWIDE NTERTAINMENT SERVICES, INC.  (“Lessee”)

Guarantor(s), if any: EFT INTEGRATION, INC.

Guaranty (ies) Dated:  JUNE 18, 2010

Equipment Schedule Dated: MARCH 21, 2011

Lease Account Number:	045-9006855-026
Rate:	One-month LIBOR (London Interbank Offered Rate) plus 4.0%
Amended Number of Payments:	Amount of Principal Payment:	First Payment Commencing on:	Last Payment Due on:
12	$0.00	1-May-11	1-Apr-12
1	$103,658.58	1-May-12	1-May-12
7	$0.00	1-Jun-12	1-Dec-12
28	$80,684.84	1-Jan-13	1-Apr-15
1	$1,613,696.76	1-May-15	1-May-15

EXHIBIT B1

AMENDMENT TO MASTER EQUIPMENT LEASE AGREEMENT

AND EQUIPMENT SCHEDULE – NO. 002

Master Equipment Lease Dated: June 18, 2012, (as amended, supplemented, or restated from time to time, together with the Equipment Schedule identified below, collectively, the “Master Equipment Lease”)

Lessor: FIFTH THIRD EQUIPMENT FINANCE COMPANY formerly known as THE FIFTH THIRD LEASING COMPANY  (“Lessor”)

Lessees: GLOBAL AXCESS CORP., NATIONWIDE MONEY SERVICES, INC., NATIONWIDE NTERTAINMENT SERVICES, INC.  (“Lessee”)

Guarantor(s), if any: EFT INTEGRATION, INC.

Guaranty (ies) Dated:  JUNE 18, 2010

Equipment Schedule Dated: NOVEMBER 21, 2011

Lease Account Number:	045-0084574-059
Amended Number of Payments:	Amount of Principal Payment:	First Payment Commencing on:	Last Payment Due on:
7	$6,944.44	1-Jan-12	1-Jul-12
3	$0.00	1-Aug-12	1-Oct-12
25	$6,944.44	1-Nov-12	1-Nov-14
1	$27,777.76	1-Dec-14	1-Dec-14

EXHIBIT B2

AMENDMENT TO MASTER EQUIPMENT LEASE AGREEMENT

AND EQUIPMENT SCHEDULE – NO. 002

Master Equipment Lease Dated: June 18, 2012, (as amended, supplemented, or restated from time to time, together with the Equipment Schedule identified below, collectively, the “Master Equipment Lease”)

Lessor: FIFTH THIRD EQUIPMENT FINANCE COMPANY formerly known as THE FIFTH THIRD LEASING COMPANY  (“Lessor”)

Lessees: GLOBAL AXCESS CORP., NATIONWIDE MONEY SERVICES, INC., NATIONWIDE NTERTAINMENT SERVICES, INC.  (“Lessee”)

Guarantor(s), if any: EFT INTEGRATION, INC.

Guaranty (ies) Dated:  JUNE 18, 2010

Equipment Schedule Dated: NOVEMBER 21, 2011

Lease Account Number:	045-0084574-059
Amended Number of Payments:	Amount of Principal Payment:	First Payment Commencing on:	Last Payment Due on:
7	$6,944.44	1-Jan-12	1-Jul-12
5	$0.00	1-Aug-12	1-Dec-12
23	$6,944.44	1-Jan-13	1-Nov-14
1	$41,883.31	1-Dec-14	1-Dec-14

EXHIBIT C

Budget

Global Axcess Corp.
Weekly Cash Flow Projection

CONFIDENTIAL	WEEK	WEEK	WEEK	WEEK	WEEK	WEEK	WEEK	WEEK	WEEK	WEEK	WEEK	WEEK	WEEK	WEEK	WEEK	WEEK	WEEK	WEEK	WEEK	TOTAL
$000s	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19
	Actual	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast
(week-ending, Sunday)	8/26/2012	9/2/2012	9/9/2012	9/16/2012	9/23/2012	9/30/2012	10/7/2012	10/14/2012	10/21/2012	10/28/2012	11/4/2012	11/11/2012	11/18/2012	11/25/2012	12/2/2012	12/9/2012	12/16/2012	12/23/2012	12/30/2012

Cash Receipts
ATM Surcharge	$532	$558	$556	$556	$556	$556	$529	$529	$529	$529	$502	$502	$502	$502	$502	$477	$477	$477	$477	$9,848
Interchange	26	15	374	81	24	14	119	71	119	167	14	119	71	119	167	14	119	71	119	1,825
DVD Rentals	121	82	74	74	74	74	79	79	79	79	79	79	79	79	79	79	79	79	79	1,523
Deposits/Other	10	15	15	15	15	15	15	15	15	15	15	15	15	15	15	15	15	15	15	280
Total Cash Receipts	$690	$670	$1,020	$726	$669	$659	$741	$694	$741	$789	$610	$715	$667	$715	$763	$585	$690	$642	$690	$13,475
CUMULATIVE CASH RECEIPTS >>>>	$690	$1,359	$2,379	$3,105	$3,774	$4,433	$5,175	$5,868	$6,610	$7,399	$8,009	$8,724	$9,391	$10,106	$10,868	$11,453	$12,143	$12,785	$13,475	$26,950
Cash Disbursements
Bantek (Pendum)	35	35	35	35	35	35	35	35	35	35	-	35	-	35	-	35	-	35	-	490
Loomis	40	40	40	40	40	40	40	40	40	40	20	40	40	40	40	40	40	40	40	740
Armored Knights	-	5	-	5	-	-	-	5	-	5	-	5	-	5	-	5	-	5	-	40
Rocky Mountain	5	-	5	-	5	-	5	-	5	-	-	-	-	-	-	-	-	-	-	25
Other	44	20	20	20	20	20	20	20	20	20	-	20	20	20	20	20	20	20	20	384
Cash Management/Maintenance Services	124	100	100	100	100	95	100	100	100	100	20	100	60	100	60	100	60	100	60	1,679
Title Purchases (VPD/View)	40	28	28	28	28	28	28	28	28	28	28	28	28	28	28	28	28	28	28	544
Elan Processing	128	(50)	-	-	51	129	-	-	51	129	-	-	51	129	-	-	-	51	129	796
ATM Commissions	84	887	336	585	294	543	278	346	648	379	325	395	395	495	397	397	377	377	377	7,915
DVD Commissions	-	-	-	64	-	-	-	64		-	-	-	64	-	-	-	64	-	-	254
DVD Processing	0	-	45	-	-	-	45	-	-	-	45	-	-	-	-	45	-	-	-	180
Payroll incl. taxes	119	-	119	-	107	-	106	-	106	-	106	-	106	-	106	-	106	-	106	1,088
Benefits/401(k)	16	-	-	16	-	-	-	16	-	-	-	-	16	-	-	-	16	-	-	82
Insurance	14	-	-	32	-	-	-	32	-	-	-	32	-	-	-	32	-	-	-	142
Data Sales Leases	1	-	34	-	-	-	34	-	-	-	32	-	-	-	-	32	-	-	-	135
Dell Lease	-	-	10	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	10
Materials & Supplies	21	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	381
Transport/Shipping	107	10	10	10	10	10	10	10	10	10	10	10	10	10	10	10	10	10	10	287
Phone & IT Support	36	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20	396
Rent & Facilities	0	-	10	-	-	-	10	-	-	-	10	-	-	-	-	10	-	-	-	40
Attorney/Legal	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	143
Directors Fees/Salary	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Consultants (Other professionals)	15	-	10	-	10	-	10	-	10	-	10	-	10	10	10	10	10	10	10	135
Expense Reports (T&E)	5	7	7	7	7	7	7	7	7	7	7	7	7	7	7	7	7	7	7	131
Taxes	6	-	-	-	5	-	-	-	-	5	-	-	-	5	-	-	-	-	5	26
Other - Events Not Anticipated	1	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	91
	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Operating Disbursements	726	1,034	762	894	664	864	681	655	1,012	711	646	625	799	837	671	724	730	635	784	14,454
CUMULATIVE CASH DISBURSEMENTS >>>>	726	1,760	2,522	3,417	4,080	4,945	5,626	6,281	7,293	8,004	8,650	9,275	10,074	10,911	11,581	12,305	13,035	13,670	14,454	14,454
Free Cash Flow from Operations	(36)	(365)	258	(168)	5	(205)	60	38	(271)	78	(36)	90	(132)	(122)	92	(139)	(41)	7	(94)	(979)
CUMULATIVE FREE CASH FLOW >>>>	(36)	(401)	(144)	(311)	(306)	(511)	(451)	(413)	(683)	(605)	(641)	(551)	(683)	(805)	(713)	(852)	(892)	(885)	(979)	(979)
Non-Operating Disbursements
Past due trade payables	10	10	10	10	10	10	10	10	10	10	10	10	10	10	10	10	10	10	10	190
Restructuring Fees	-	-	-	10	10	10	10	10	10	10	10	10	10	10	10	10	10	10	10	160
Capital Expenditures	-	-	10	-	-	15	-	-	10	-	-	15	-	-	-	10	-	-	15	75
Total Non-Operating Disbursements	10	10	20	20	20	35	20	20	30	20	20	35	20	20	20	30	20	20	35	425

Debt Service
Interest Swap Payment	-	-	-	29	-	-	-	29	-	-	-	29	-	-	-	-	29	-	-	114
Interest Expense	-	-	67	-	-	-	64	-	-	-	-	64	-	-	-	64	-	-	-	258
Principal Payment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other Debt Service	-	-	3	2	-	-	3	2	-	-	-	3	2	-	-	3	2	-	-	19
Total Debt Service	-	-	70	30	-	-	67	30	-	-	-	95	2	-	-	67	30	-	-	392

Total Disbursements	736	1,044	852	945	684	899	768	706	1,042	731	666	755	821	857	691	820	781	655	819	15,271

Net Cash Flow/(Usage)	$(46)	$(375)	$167	$(218)	$(15)	$(240)	$(27)	$(12)	$(301)	$58	$(56)	$(40)	$(154)	$(142)	$72	$(235)	$(91)	$(13)	$(129)	$(1,796)
CUMULATIVE NET CASH FLOW >>>>	(46)	(421)	(254)	(472)	(487)	(727)	(753)	(765)	(1,066)	(1,008)	(1,064)	(1,104)	(1,258)	(1,399)	(1,328)	(1,563)	(1,654)	(1,667)	(1,796)	(1,796)
Cash Balance (Without Principal Payments)
Beginning Balance	645	599	224	391	173	158	(82)	(108)	(120)	(421)	(363)	(419)	(459)	(613)	(754)	(683)	(918)	(1,009)	(1,022)	645
Net Cash Flow/(Usage)	(46)	(375)	167	(218)	(15)	(240)	(27)	(12)	(301)	58	(56)	(40)	(154)	(142)	72	(235)	(91)	(13)	(129)	(1,796)
Ending Balance	599	224	391	173	158	(82)	(108)	(120)	(421)	(363)	(419)	(459)	(613)	(754)	(683)	(918)	(1,009)	(1,022)	(1,151)	(1,151)

Note # 1: this forecast does not include the $44,335 of reimbursed legal fees associated with the Amendment and the $61,087 relating to Draw Loan # 133 which Fifth Third is requiring Global Axcess to pay as part of the Amendment.

The cash impact of the required payments totaling $105,422 payments is not reflected in the cash forecast file and should not be included in the measurement against budget performance, per Section "5(d)i" and "5(d)ii" of the Amendment.

Note # 2: this forecast does not include the $68,690 relating to Draw Loan # 208 which Fifth Third is requiring Global Axcess to pay on or before November 2, 2012 as part of the Amendment.

EXHIBIT D

Sale Covenants

(1) Teaser. Within three (3) days of the Sale Trigger Date, Borrowers shall cause the Investment Banker to distribute the teaser memorandum prepared in accordance with Section 5(g) of this Amendment to prospective purchasers who have executed and delivered confidentiality agreements in form and substance acceptable to Lender.

(2) Offering Memorandum. Upon the occurrence of the Sale Trigger Date, Borrowers shall direct the Investment Banker to prepare an offering memorandum regarding Borrowers' assets and businesses, in form and substance reasonably acceptable to Lender ("Offering Memo"). Copies of the Offering Memo shall be delivered to Bank on or before the date that is ten (10) days after the Sale Trigger Date.

(3) Distribution of Offering Memorandum. On or before the date that is ten (10) days after the Sale Trigger Date, Borrowers shall cause the Investment Banker to distribute the Offering Memo to prospective purchasers who have executed and delivered a confidentiality agreement in form and substance acceptable to Lender.

(4) Letters of Intent. On or before the date that is thirty (30) days after the Sale Trigger Date, Borrowers shall deliver to Lender one or more letters of intent or other written indications of interest from prospective purchasers regarding the potential sale of Borrowers' assets and/or businesses in form and substance reasonably acceptable to Lender (including, without limitation, as to the price, manner and timing of any such transaction).

(5) Continuation of Active Negotiations. Borrowers shall use commercially reasonable efforts to engage (and to remain engaged in) negotiations with one or more potential purchasers that deliver letters of intent that satisfy clause (4) above, and shall promptly notify Lender if negotiations cease with any such potential purchasers.

(6) Definitive Offers. On or before the date that is forty-five (45) days after the Sale Trigger Date, Borrowers shall deliver to Lender definitive offers from one or more of the potential purchasers, in form and substance reasonably acceptable to Lender, which provide offers provide, among other things, for net cash proceeds sufficient to fully and finally satisfy the Obligations, in cash.

(7) Asset Purchase Agreements. On or before the date that is sixty (60) days after the Sale Trigger Date, Borrowers shall have entered into one or more asset purchase agreements, in form and substance acceptable to Lender with one or more prospective purchasers that (i) provide for the sale or other disposition of all or substantially all of the assets and/or businesses of Borrowers, (ii) provide for the closing of such dispositions to occur on or before the applicable dates set forth in this Agreement below or before any later date acceptable to Lender, (iii) provide for proceeds of such sales up to the amount of the Obligations, net only of such fees, expenses or other amounts that may be expressly agreed to by Lender in a subsequent written agreement, to be remitted to Lender and applied to the Obligations on a final and indefeasible basis, and (iv) are otherwise in form and substance reasonably acceptable to Lender ("Final Asset Purchase Agreements"). Without limiting the foregoing, Borrowers acknowledge and agree that (1) it shall provide Lender and its counsel a reasonable opportunity to propose changes to the Borrowers on such form of Final Asset Purchase Agreements, and (2) the Lender has expressly reserved all of their rights to withhold their approval or consent with respect to any Final Asset Purchase Agreement or other proposed disposition of the Collateral.

(8)  Closing. On or before the date that is seventy-five (75) days after the Sale Trigger Date, Borrowers shall consummate the transactions contemplated by the Final Asset Purchase Agreements and, immediately upon the closing thereof, remit to Lender an amount of proceeds arising therefrom to fully, finally and indefeasibly repay the Obligations, in cash.

(9)  Lender Access to Investment Banker. Borrowers shall permit the Investment Banker to provide to Lender such information and reports regarding the Borrowers, and its respective financial condition, business, assets, liabilities and prospects, as Lender may request from time to time. Borrowers shall provide further access to the Investment Banker by Lender to include, without limitation, telephonic conferences with the Investment Banker, at a time and for a duration reasonably requested by Lender. In addition, Borrower shall direct the Investment Banker to provide the Lender, on not less than a weekly basis, an updated chart, in form and substance satisfactory to Bank, specifying for each prospective purchaser that has been contacted by the Investment Banker, (i) whether and/or when such prospective purchaser entered into a confidentiality agreement, (ii) whether and/or when such prospective purchaser was given or availed itself of access to a data room established Borrowers and the Investment Banker, (iii) whether and/or when such prospective purchaser delivered a written indication of interest (or any revised version thereof), (iv) whether and/or when such prospective purchaser has been given a management presentation, (v) whether and/or when such prospective purchaser delivered a binding bid, and (vi) such other information relating to the status of such prospective purchaser's participation in the sale process as Lender may reasonably request from time to time.

EXHIBIT E

Trademark Security Agreements

TRADEMARK SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT ("Agreement"), dated as of September 28, 2012, by and between Global Axcess Corp., a Nevada corporation ("Grantor"), in favor of Fifth Third Equipment Finance Company (f/k/a The Fifth Third Leasing Company), ("Lender").

WITNESSETH:

WHEREAS, Grantor and Lender are parties (i) that certain Master Equipment Lease Agreement dated June 18, 2010 (as amended, supplemented or otherwise modified from time to time, the "Master Lease Agreement"), (ii) Equipment Schedule No. 001 dated March 21, 2011, (iii) Equipment Schedule No. 002 dated November 21, 2011, (iv) Equipment Schedule No. 003 dated February 10, 2012, (v) Equipment Schedule No. 004 dated February 10, 2012, (vi) Equipment Schedule No. 005 dated February 10, 2012, (vii) Equipment Schedule No. 006 dated February 10, 2012, (viii) that certain Interim Funding Schedule No. 001, and (ix) that certain Interim Funding Schedule No. 002 dated January 19, 2012 (the Master Lease Agreement, together with the other lease agreements and schedules referenced in clauses (ii)-(ix) above and any other lease agreements and/or schedules executed in connection therewith, in each case as amended, supplemented or otherwise modified from time to time, are collectively referred to herein as the "Lease Agreements");

WHEREAS, pursuant to the Master Lease Agreement, Grantor granted to Lender, a continuing security interest in, lien on, and right of set-off against all general intangibles of Grantor, including, without limitation, all trademarks, whether then owned or existing or thereafter acquired or arising; and

WHEREAS, pursuant to the Master Lease Agreement, Grantor is required to execute and deliver to Lender, this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

1.          DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Master Lease. The term "Trademarks" shall mean all of Grantor's trademarks, trademark registrations, trademark applications, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith (other than "intent to use" applications until a verified statement of use is filed with respect to such applications), including, without limitation, the trademarks, trade names, service marks, registrations and applications listed on Schedule A attached hereto and hereby made a part hereof, and all renewals, extensions and continuations of any of the foregoing, and all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

2.          GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Grantor hereby grants to Lender a continuing security interest in, and lien upon, all of Grantor's presently existing or hereafter acquired right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Trademark Collateral"):

(a)          each Trademark listed on Schedule A attached hereto, together with any reissues, continuations or extensions thereof, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark; and

(b)          all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or (ii) injury to the goodwill associated with any Trademark.

3.          AGREEMENT; LEASE AGREEMENTS. The security interests granted pursuant to this Agreement are granted in conjunction with, and not in limitation of, the security interests granted to Lender pursuant to the Lease Agreements. Grantor hereby acknowledges and affirms that the rights and remedies of Lender with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Lease Agreements. In the event of any conflict between the terms of this Agreement and the Lease Agreements, the terms of the Lease Agreements shall control.

4.          MODIFICATION OF AGREEMENT. This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Lease Agreements. Notwithstanding the foregoing, the Lender may modify this Agreement, after obtaining Grantor’s signatures to such modification, by amending Schedule A hereto to include reference to any right, title or interest in any Trademarks currently owned by Grantor or any Trademarks acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Trademarks in which Grantor no longer has or claims any right, title or interest.

5.          COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic communication (including via email or PDF) shall be effective as delivery of a manually executed counterpart of this Agreement.

6.          ASSIGNMENTS. This Agreement shall create a continuing lien on and security interest in the Trademark Collateral and shall be binding upon Grantor and its successors and assigns and shall inure to the benefit of the Lender and its successors and permitted assigns.

7.          GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to its choice of law provisions.

[Signature Pages Follow]

IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GLOBAL AXCESS CORP.,
a Nevada corporation

By:	/s/ Kevin Reager
Name: Kevin Reager
Title: Chief Executive Officer

Signature Page to Trademark Security Agreement

ACCEPTED AND ACKNOWLEDGED BY:

FIFTH THIRD EQUIPMENT FINANCE COMPANY
(F/K/A THE FIFTH THIRD LEASING COMPANY)

By: /	/s/ Steven J. Englehart
Name:	Steven J. Englehart
Title:	Vice President

Signature Page to Trademark Security Agreement

SCHEDULE A

Trademarks

MARK	SERIAL NUMBER	REGISTRATION NUMBER	REGIS. DATE	OWNER INFORMATION
INSTAFLIX	85020234	4050142	11/01/2011	Global Axcess Corp.
INSTA FLIX	85018481	4050140	11/01/2011	Global Axcess Corp.
INSTAFLIX	77787638	3894823	12/21/2010	Global Axcess Corp.
ATMS MADE EASY!	76978055	3131808	08/22/2006	Global Axcess Corp
ATMS MADE EASY!	76595419	3233911	04/24/2007	Global Axcess Corp
PROGRESSIVE ATM A GLOBAL AXCESS BRAND	76595418	3061643	02/28/2006	Global Axcess Corp
GLOBAL AXCESS CORP	76586413	3315077	10/23/2007	Global Axcess Corp
NATIONWIDE MONEY SERVICES, INC. A GLOBAL AXCESS COMPANY	76586411	3155548	11/17/2006	Global Axcess Corp

TRADEMARK SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT ("Agreement"), dated as of September 28, 2012, by and between Global Axcess Corp., a Nevada corporation ("Grantor"), in favor of Fifth Third Bank, ("Lender").

WITNESSETH

WHEREAS, pursuant to (i) that certain Loan and Security Agreement dated June 18, 2010 (as amended, supplemented or otherwise modified from time to time, the "Initial Loan Agreement"), (ii) that certain Global Axcess 2011 Loan and Security Agreement dated September 28, 2011 (as amended, supplemented or otherwise modified from time to time, the "2011-A Loan Agreement"), (iii) that certain Global Axcess 2011-B Loan and Security Agreement dated November 23, 2011 (as amended, supplemented or otherwise modified from time to time, the "2011-B Loan Agreement"), and (iv) that certain Global Axcess 2011-C Loan and Security Agreement dated on or about December 29, 2011, by and among Borrowers and Lender (as amended, supplemented or otherwise modified from time to time, the "2011-C Loan Agreement"; together with the Initial Loan Agreement, the 2011-A Loan Agreement, and the 2011-B Loan Agreement, collectively, the "Loan Agreements"), Lender made certain Loans to the Grantor;

WHEREAS, pursuant to the Loan Agreements, Grantor granted to Lender, a continuing security interest in, lien on, and right of set-off against all general intangibles of Grantor, including, without limitation, all trademarks, whether then owned or existing or thereafter acquired or arising; and

WHEREAS, pursuant to the Loan Agreements, Grantor is required to execute and deliver to Lender, this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

1.          DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreements. The term "Trademarks" shall mean all of Grantor's trademarks, trademark registrations, trademark applications, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith (other than "intent to use" applications until a verified statement of use is filed with respect to such applications), including, without limitation, the trademarks, trade names, service marks, registrations and applications listed on Schedule A attached hereto and hereby made a part hereof, and all renewals, extensions and continuations of any of the foregoing, and all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

2.          GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Grantor hereby grants to Lender a continuing first priority security interest in, and lien upon, all of Grantor's presently existing or hereafter acquired right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Trademark Collateral"):

(a)          each Trademark listed on Schedule A attached hereto, together with any reissues, continuations or extensions thereof, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark; and

(b)          all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or (ii) injury to the goodwill associated with any Trademark.

3.          AGREEMENT; LOAN AGREEMENTS. The security interests granted pursuant to this Agreement are granted in conjunction with, and not in limitation of, the security interests granted to Lender pursuant to the Loan Agreements. Grantor hereby acknowledges and affirms that the rights and remedies of Lender with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Loan Agreements. In the event of any conflict between the terms of this Agreement and the Loan Agreements, the terms of the Loan Agreements shall control.

4.          MODIFICATION OF AGREEMENT. This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Loan Agreements. Notwithstanding the foregoing, the Lender may modify this Agreement, after obtaining Grantor’s signatures to such modification, by amending Schedule A hereto to include reference to any right, title or interest in any Trademarks currently owned by Grantor or any Trademarks acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Trademarks in which Grantor no longer has or claims any right, title or interest.

5.          COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic communication (including via email or PDF) shall be effective as delivery of a manually executed counterpart of this Agreement.

6.          ASSIGNMENTS. This Agreement shall create a continuing lien on and security interest in the Trademark Collateral and shall be binding upon Grantor and its successors and assigns and shall inure to the benefit of the Lender and its successors and permitted assigns.

7.          GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to its choice of law provisions.

[Signature Pages Follow]

IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GLOBAL AXCESS CORP.,
a Nevada corporation

By:	/s/ Kevin ReagerS
Name:	Kevin Reager
Title:	Chief Executive Officer

Signature Page to Trademark Security Agreement

ACCEPTED AND ACKNOWLEDGED BY:

FIFTH THIRD BANK

By:	/s/ Steven J. Englehart
Name:	Steven J. Englehart
Title:	Vice President

Signature Page to Trademark Security Agreement

SCHEDULE A

Trademarks

	SERIAL	REGISTRATION	REGIS.	OWNER
MARK	NUMBER	NUMBER	DATE	INFORMATION
INSTAFLIX	85020234	4050142	11/01/2011	Global Axcess Corp.
INSTA FLIX	85018481	4050140	11/01/2011	Global Axcess Corp.
INSTAFLIX	77787638	3894823	12/21/2010	Global Axcess Corp.
ATMS MADE EASY!	76978055	3131808	08/22/2006	Global Axcess Corp
ATMS MADE EASY!	76595419	3233911	04/24/2007	Global Axcess Corp
PROGRESSIVE ATM A GLOBAL AXCESS BRAND	76595418	3061643	02/28/2006	Global Axcess Corp
GLOBAL AXCESS CORP	76586413	3315077	10/23/2007	Global Axcess Corp
NATIONWIDE MONEY SERVICES, INC. A GLOBAL AXCESS COMPANY	76586411	3155548	11/17/2006	Global Axcess Corp